As filed with the Securities and Exchange Commission on July 24, 1998.
                                                    Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         -----------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                         -----------------------------

                              SPECTRIAN CORPORATION
             (Exact name of Registrant as specified in its charter)

        Delaware                                            77-0023003
(State of Incorporation)                                  (I.R.S. Employer
                                                         Identification No.)
                               350 West Java Drive
                           Sunnyvale, California 94089
                                 (408) 745-5400
   (Address and telephone number of Registrant's principal executive offices)

                         -----------------------------

                        1998 Employee Stock Purchase Plan

                            (Full Title of the Plan)

                         -----------------------------

                                 BRUCE R. WRIGHT
              Executive Vice President, Finance and Administration,
                      Chief Financial Officer and Secretary
                              Spectrian Corporation
                               350 West Java Drive
                           Sunnyvale, California 94089
                                 (408) 745-5400
            (Name, address and telephone number of agent for service)

                         -----------------------------

                                    Copy to:
                             CHRIS F. FENNELL, ESQ.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                        Palo Alto, California 94304-1050
                                 (650) 493-9300

                         -----------------------------

================================================================================

================================================================================

                         CALCULATION OF REGISTRATION FEE

================================================================================

                                            Proposed      Proposed
  Title of                                  Maximum       Maximum
 Securities                  Amount         Offering     Aggregate   Amount of
    to be                    to be          Price Per     Offering  Registration
 Registered                Registered        Share(1)     Price(1)      Fee
================================================================================

Common Stock,           2,950,000 shares    $14.50      $42,775,000  $12,618.63
$.001 per share par
value, to be issued
under the 1998
Employee Stock
Purchase Plan(2)

================================================================================

(1) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices per share for the Common Stock as reported on the Nasdaq National Market System on July 20, 1998.

(2) Includes Preferred Share Purchase Rights which, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the Common Stock.

================================================================================

         PART II: INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference

         There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (Spectrian Corporation is sometimes referred to herein as the "Company"):

                  (a) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1998, filed May 21, 1998 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act");

                  (b) The Company's Proxy Statement dated May 28, 1998 relating to the Company's 1998 Annual Meeting of Shareholders;

                  (c) The description of the Registrant's Preferred Share Purchase Rights contained in the Registrant's Registration Statement on Form 8-A filed January 17, 1997 pursuant to Section 12(g) of the 1934 Act;

                  (d) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed June 9, 1994 pursuant to Section 12(g) of the 1934 Act; and

                  (e) The description of the Registrant's Common Stock and Preferred Stock contained in the Registrant's Current Report on 8-K filed October 10, 1997 pursuant to Section 13 of the 1934 Act.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.           Description of Securities

                  Not Applicable.

Item 5.           Interests of Named Experts and Counsel

                  Not Applicable.

Item 6.           Indemnification of Directors and Officers.

                  The Registrant's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemption as provided in section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

                  The Registrant's Bylaws provide that the Registrant shall indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent permitted by law. The Registrant believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Registrant's Bylaws also permit the Registrant to secure insurance on behalf of any officer, director, and employee or other agents for any liability arising out of his or her actions in such capacity, regardless of whether the Registrant would have the power to indemnify him or her against such liability under the General Corporation Law of Delaware. The Registrant currently has secured such insurance on behalf of its officers and directors.

                  The Registrant has entered into agreements to indemnify its directors and officers, in addition to indemnification provided for in the Registrant's Bylaws. Subject to certain conditions, these agreements, among other things, indemnify the Registrant's directors and officers for certain expenses (including attorney's fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Registrant, arising out of such person's services as a director or officer of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which the person provides services at the request of the Registrant.

Item 7.           Exemption from Registration Claimed

                  Not Applicable.

Item 8.           Exhibits


   Exhibit
   Number                          Documents
   ------       ---------------------------------------------------------------
    4.1*        1998 Employee Stock Purchase Plan
    5.1         Opinion of counsel as to legality of securities being registered
   23.1         Consent of Counsel (contained in Exhibit 5.1)
   23.2         Consent of Independent Auditors
   24.1         Power of Attorney (see page 7)

----------------
* Incorporated by reference to the Exhibits filed with the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1998 as filed with the Securities and Exchange Commission on May 21, 1998.

Item 9.           Undertakings

                  A. The undersigned registrant hereby undertakes:

                           (1) To file,  during  any  period in which  offers or
sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                           (2)  That,  for  the  purpose  of   determining   any
liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3)  To  remove  from  registration  by  means  of  a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, (the "Securities Act") each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the Delaware General Corporation Law, the Certificate of Incorporation of the Company, the Bylaws of the Company, indemnification agreements entered into between the Company and its officers and directors or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company in successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant, Spectrian Corporation, a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 24th day of July 1998.


                                SPECTRIAN CORPORATION



                                By:   /s/ Bruce R. Wright
                                   ---------------------------------------------
                                   Bruce R. Wright
                                   Executive Vice President, Finance and
                                   Administration, Chief Financial Officer and
                                   Secretary (Principal Financial and Accounting Officer)

                                POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Garrett A. Garrettson and Bruce R. Wright, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  Signature                                        Title                                  Date
--------------------------------------------   --------------------------------------------------   -----------------


  /s/ Garrett A. Garrettson                    President, Chief Executive Officer                    July 24, 1998
-----------------------------------            and Director (Principal Executive
(Garrett A. Garrettson)                        Officer)

                                               Executive Vice President, Finance                     July 24, 1998
  /s/ Bruce R. Wright                          and Administration, Chief Financial
-----------------------------------            Officer and Secretary (Principal
(Bruce R. Wright)                              Financial and Accounting Officer)


  /s/ James a. Cole                            Director                                              July 24, 1998
-----------------------------------
(James A. Cole)

 /s/ Martin Cooper                             Director                                              July 24, 1998
-----------------------------------
(Martin Cooper)

 /s/ Charles Kissner                           Director                                              July 24, 1998
-----------------------------------
(Charles Kissner)

 /s/ Robert C. Wilson                          Director                                              July 24, 1998
-----------------------------------
(Robert C. Wilson)

 /s/ Eric A. Young                             Director                                              July 24, 1998
-----------------------------------
(Eric A. Young)

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                      -----------------------------------
                                    EXHIBITS
                      -----------------------------------

                       Registration Statement on Form S-8

                              SPECTRIAN CORPORATION

                                  July 24, 1998

                              SPECTRIAN CORPORATION

                       REGISTRATION STATEMENT ON FORM S-8

                                INDEX TO EXHIBITS


   Exhibit
   Number                          Documents                                           Page
   ------       ----------------------------------------------------------------   ------------
    4.1*        1998 Employee Stock Purchase Plan
    5.1         Opinion of counsel as to legality of securities being registered
   23.1         Consent of Counsel (contained in Exhibit 5.1)
   23.2         Consent of Independent Auditors
   24.1         Power of Attorney (contained in page 7)

-----------------
* Incorporated by reference to the Exhibits filed with the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1998 as filed with the Securities and Exchange Commission on May 21, 1998.